600,000 SHARES




              Except as permitted by Section 10 hereof, no transfer shall be made at any time unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act").


                       SPICE ENTERTAINMENT COMPANIES, INC.
                             PNC BANK, N.A. WARRANT



                               WARRANT TO PURCHASE

                         600,000 SHARES OF COMMON STOCK

                               AS HEREIN DESCRIBED

                             Dated: January 15, 1997
       (Replaces the Warrants issued December 9, 1994 and April 15, 1996)

                     This certifies that, for value received

                  NAME:   PNC Bank, N.A., as sucessor in interest
                          to Midlantic Bank, N.A.

               ADDRESS:   c/o PNC Bank, N.A.
                          Fifth Avenue and Wood Street
                          Pittsburgh, PA  15265

or registered assigns (the "Holder") are entitled, subject to the terms set forth herein, to purchase from SPICE ENTERTAINMENT COMPANIES, INC.(the "Company"), a Delaware corporation, having its offices at 536 Broadway, New York, New York 10012, Six Hundred Thousand (600,000) shares of the Company's common stock subject to adjustment as set forth herein.

         1.       As used herein:

                  (a) "Common Stock" or "Common Shares" shall initially refer to the Company's common stock including Underlying Securities, as more fully set forth in Section 5 hereof.

                  (b) "Warrant Price" shall be $2.0625, the median between the close bid and the ask price of the Company's common stock as reported on the Nasdaq SmallCap market on the issue date hereof.

                  (c)   "Underlying   Securities"  or  "Underlying   Shares"  or
"Underlying Stock" shall refer to the Common Shares or other securities or property issuable or issued upon exercise of this Warrant.

         2. (a) The purchase rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to less than a whole Common Share), at any time, and from time to time, during the period commencing on the date hereof and continuing until December 8, 2004 (the "Expiration Date"), by the presentation of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to
Section 14 hereof), specifying the number of Common Shares as to which the Warrant is being exercised, and upon payment by the Holder to the Company in cash or by certified check or bank draft, in an amount equal to the Warrant Price times the number of Common Shares then being purchased hereunder.

                  (b) The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Warrant shall have been presented and payment made for such Underlying Securities as aforesaid. Certificates for the Underlying Securities so obtained shall be delivered to the Holder hereof within a reasonable time, not exceeding seven (7) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only or transferred in part subject to the provisions herein, the Company shall, upon surrender of this Warrant for cancellation or partial transfer, deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Underlying Shares which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Warrant shall not extinguish the rights granted under Section 9 hereof.

         3. Subject to the provisions of Section 8 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

         4. Subject and pursuant to the provisions of this Section 4, the Warrant Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter in this Section 4.

                  (a) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification, stock dividend, or split-up thereof or other means, the number of Common Shares subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Warrant Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof or other means, the number of Common Shares subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Warrant Price shall be proportionately increased. Any such adjustment and adjustment to the Warrant Price shall become effective at the close of business on the record date for such subdivision or combination.

                  (b) If the Company after the date hereof shall distribute to all of the holders of its Common Shares any securities including, but not limited to Common Shares, or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price and the type and/or number of Underlying Securities in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to and economically equivalent to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made reasonably and in good faith by the Board of Directors shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

                  (c) No adjustment in the number of Common Shares subject to this Warrant or the Warrant Price shall be required under this Section 4 unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Common Shares issuable upon exercise of the Warrant, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Common Shares subject to the Warrant shall be required by reason of the making of such record.

                  (d) In case of any capital reorganization or reclassification or change of the outstanding Common Shares (exclusive of a change covered by Section 4(a) hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, change, capital reorganization or change in the ownership of the outstanding Common Shares), or in the case of any sale or conveyance or transfer of all or substantially all of the property of the Company and in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of Common Shares of the Company equal to the number of common shares obtainable upon exercise of this Warrant immediately prior to such event; and if any reorganization, reclassification, change, merger, consolidation, sale or transfer also results in a change in Common Shares covered by Section 4(a), then such adjustment shall be made pursuant to both this Section 4(d) and Section 4(a). The provisions of this Section 4(d) shall similarly apply to successive reclassification, or capital reorganizations, mergers or consolidations, changes, sales or other transfers.

                  (e) The Company shall not be required to issue fractional Common Shares upon any exercise of this Warrant. As to any final fraction of a Common Share which the Holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of such stock on the business day preceding the day of exercise or book value as determined by the Company's independent public accountants if not publicly traded. The Holder of this Warrant, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock upon exercise of this Warrant.

                  (f) As used herein, the current market price ("Market Price") per share at any date shall be the price of Common Shares on the business day immediately preceding the event requiring an adjustment hereunder and shall be
(A) if the principal trading market for such securities is an exchange, the closing price on such exchange on such day provided if trading of such Common Shares is listed on any consolidated tape, the price shall be the closing price set forth on such consolidated tape or (B) if the principal market for such securities is the over-the-counter market, the high bid price on such date as set forth by NASDAQ or closing price if listed on NASDAQ NMS or, if the security is not quoted on NASDAQ, the high bid price as set forth in the NATIONAL QUOTATION BUREAU sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on a date prior to the event requiring an adjustment hereunder, then the current market price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available.

                  (g) Irrespective of any adjustments pursuant to this Section 4 in the Warrant Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Warrant, and without impairing any such adjustment the certificate representing this Warrant may continue to express the Warrant Price and the number of Common Shares obtainable upon exercise at the same price and number of Common Shares as are stated herein.

                  (h) Until this Warrant is exercised, the Underlying Shares, and the Warrant Price shall be determined exclusively pursuant to the provisions hereof.

                  (i) Upon any adjustment of this Warrant the Company shall give written notice thereof to the Holder which notice shall include the number of Underlying Securities purchasable and the price per share upon exercise of this Warrant and shall set forth in reasonable detail the events which resulted in such adjustment

         5. For the purposes of this Warrant, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes from par value to no par value, or from no par value to par value or changes in par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of another corporation or other property, then thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4, and all other provisions of this Warrant with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other shares or other securities or property when obtainable as a result of such adjustments.

         6.       The Company covenants and agrees that:

                  (a) During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant and at its expense will obtain the listing thereof on all quotation systems or national securities exchanges on which the Common Shares are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant;

                  (b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof; and

                  (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrants.

         7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, except that the Holder of this Warrant shall be deemed to be a shareholder of the Company for the purpose of bringing suit on the ground that the issuance of shares of stock of the Company is improper under the Delaware General Corporation Law.

         8. No transfer of all or a portion of the Warrant or Underlying Securities shall be made at any time unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act"). Subject to the satisfaction of the aforesaid condition and upon surrender of this Warrant or certificates for any Underlying Securities at the office of the Company, the Company shall deliver a new Warrant or Warrants or new certificate or certificates for Underlying Securities to and in the name of the assignee or assignees named therein. Any such certificate may bear a legend reflecting the restrictions on transfer set forth herein.

         9. The Holder shall have the right to have the Company file such registration statements under the Securities Act of 1933, as amended, with respect to this Warrant and the Underlying Securities as are set forth in the Registration Rights Agreement dated January 15, 1997 between the Company and initial Holder (the "Registration Rights Agreement"), which provisions of the Registration Rights Agreement are incorporated herein by reference.

         10.      INTENTIONALLY OMITTED.

         11. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may reasonably impose, issue a new Warrant of like denomination, tenor and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         12. Any Warrant issued pursuant to the provisions of Section 11 hereof, or upon transfer, exchange, division or partial exercise of this Warrant or combination thereof with another Warrant or Warrants, shall set forth each provision set forth in Sections 1 through 17, inclusive, of this Warrant as each such provision is set forth herein, and shall be duly executed on behalf of the Company by its chief executive officer.

         13. Upon surrender of this Warrant for transfer or exchange or upon the exercise hereof, this Warrant shall be canceled by the Company, and shall not be reissued by the Company and, except as provided in Section 2 in case of a partial exercise, Section 3 in case of an exchange or Section 8 in case of a transfer, or Section 11 in case of mutilation. Any new Warrant certificate shall be issued promptly but not later than seven (7) days after receipt of the old Warrant certificate.

         14. This Warrant shall inure to the benefit of and be binding upon the Holder hereof, the Company and their respective successors, heirs, executors, legal representatives and assigns.

         15. All notices required hereunder shall be in writing and shall be deemed given when telecopied, delivered personally or within two (2) days after mailing when mailed by certified or registered mail, return receipt requested, or sent by overnight courier service to the party to whom such notice is intended, at the address of such other party as set forth on the first page hereof, or at such other address of which the Company or Holder has been advised by the notice hereunder.

         16. The Company will not (i) merge or consolidate with or into any other corporation or (ii) sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, nor shall the Company become a wholly-owned or majority-owned subsidiary of another corporation unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, or parent corporation, as the case may be, shall either (x) expressly assume, by supplemental agreement satisfactory in form to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company and/or (y) exchange this warrant for a warrant of such corporation containing substantially the same terms and conditions as this Warrant.

         17. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         18. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holder shall be enforceable to the fullest extent permitted by law.

         19. The validity, interpretation and performance of this Warrant and of the terms and provisions hereof shall be governed by the laws of the State of New York applicable to agreements entered into and performed entirely in such state.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of January 15, 1997.


                                   SPICE ENTERTAINMENT COMPANIES, INC.



                                   By: /s/ J. Roger Faherty
                                       -------------------------------
                                      J.Roger Faherty, Chief
                                      Executive Officer



                                  PURCHASE FORM
                                 To Be Executed
                            Upon Exercise of Warrant


                  The undersigned record holder of the within Warrant hereby irrevocably elects to exercise the right to purchase Common Shares evidenced by the within Warrant, according to the terms and conditions thereof, and chase price in full.

                  The undersigned requests that certificates for such shares and warrants shall be issued in the name set forth below.

Dated: ________________, 19__

                                         __________________________________
                                         Signature

                                         __________________________________
                                         Print Name of Signatory

                                         __________________________________(1)
                                         Name to whom certificates
                                         are to be issued if
                                         different from above

                                         __________________________________
                                         Address
                                         __________________________________



                                         __________________________________
                                         Social Security No. or
                                         other identifying number


          If said number of shares and warrants shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of:


                                         __________________________________(1)
                                         (Please Print)

                                         __________________________________
                                         Address

                                         __________________________________
                                         Social Security No. or
                                         other identifying number

                                         __________________________________
                                         Signature

                                         __________________________________
                                         Print Name of Signatory

         (1) If certificates for shares or unexercised portion of Warrant are in name other than holder, Form of Assignment on reverse must be completed.



                               FORM OF ASSIGNMENT



          FOR VALUE RECEIVED          , hereby sells, assigns and transfers to
(Social Security or I.D. No. )the within Warrant, or that portion of this Warrant purchasable for _______ common shares together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the register of the within named Company, with full power of substitution.


                                         __________________________________
                                         (Signature)


Dated: _________________, 19__


Signature Guaranteed:


______________________________